EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR


I hereby consent to the use in this Form 10-KSB for Corporate Development Centers Inc., of my reports dated February 22, 2002, relating to the December 31, 2001 and 2000 financial statements of Corporate Development Centers Inc.


/s/ Ted A. Madsen

Ted A. Madsen
Salt Lake City, Utah
April 11, 2002